Exhibit 5.1

June 27, 2014

HudBay Minerals Inc.
Suite 800
25 York Street
Toronto, ON
M5J 2V5

Dear Sirs/Mesdames:

Re:                             Registration Statement on Form S-8

We have acted as Canadian counsel to HudBay Minerals Inc., a corporation existing under the laws of Canada, (the “Company”) in connection with the execution of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of 2,011,065 of the Company’s common shares (the “Shares”), issuable in accordance with the Company’s Long Term Equity Plan (the “LTEP”).

1.                                      EXAMINATIONS

In connection with our opinions set out herein, we have examined executed originals or copies identified to our satisfaction of the following documents and records:

(a)                                 the articles of amalgamation (the “Articles”), and by-laws of the Company; and

(b)                                 the LTEP.

We have also made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we have considered necessary or relevant for the purposes of the opinions hereinafter expressed.  As to various questions of fact relevant to the opinions rendered herein, we have relied exclusively and without independent verification upon certificates and correspondence of public officials and a certificate of an officer of the Company (the “Officer’s Certificate”), a copy of which Officer’s Certificate has been delivered to you.

2.                                      ASSUMPTIONS

In connection with our opinions set out herein, we have assumed the genuineness of all signatures, the legal capacity of individuals executing documents, the genuineness and authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies or facsimiles. We have also relied upon the accuracy and authenticity of the documents examined or otherwise provided.

3.                                      JURISDICTION

We are solicitors qualified to practice law only in the Province of Ontario.  We have not made an examination of the laws of any jurisdiction other than the laws of the Province of Ontario and the federal laws of Canada applicable therein and we do not express or imply any opinion in respect of the laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

4.                                      OPINION

Based and relying upon and subject to the foregoing and the limitations set out herein, we are of the opinion that the Shares have been duly authorized and allotted and, when issued in accordance with the terms of the LTEP and any relevant agreements thereunder, the Shares will be validly issued as fully paid and non-assessable common shares of the Company.

5.                                      LIMITATION

We undertake no duty to amend any of the opinions set forth herein following the date of this opinion letter with respect to changes in matters of law or fact which may occur following the date hereof, and reliance on this opinion letter after the date of this opinion letter must be made with the assumption that there has been no change in the relevant law or facts insofar as they may affect the subject matter of this opinion letter.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933.  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

Yours very truly,

/s/ Goodmans LLP